                           CERTIFICATE OF DESIGNATION
                      OF PREFERENCES OF PREFERRED SHARES OF
                           SOMATIX THERAPY CORPORATION
                             A DELAWARE CORPORATION

The undersigned David W. Carter and Mark N.K. Bagnall hereby certify that:

         (a) They are the duly elected and acting Chairman, President and Chief Executive Officer and Secretary, respectively, of Somatix Therapy Corporation, a Delaware corporation (the "Corporation").

         (b) Pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (B) of Article IV of the Corporation's Restated Certificate of Incorporation (the "Certificate"), the Board of Directors of the Corporation on April 20, 1995 and June 16, 1995 adopted the following resolutions creating two series of preferred stock designated as Series A-1 and Series A-2 Preferred Stock;

                 WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series;

                 WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate to determine the powers, rights, preferences, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

                 WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the powers, rights, preferences, qualifications, limitations and restrictions relating to series of Preferred Stock and the number of shares constituting, and the designation of, each such series:

                 NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate, two series of Preferred Stock are hereby created, and the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, each such series of Preferred Stock as follows:

                 1. Designation. The series of Preferred Stock of the Corporation (the "Preferred Stock") shall be designated as "Series A-1 Preferred Stock" and "Series A-2 Preferred Stock". Where appropriate in this Certificate, "Series A-1 Preferred Stock" and "Series A-2 Preferred Stock" shall be jointly referred to as "Series A Preferred Stock".

                 2. Authorized Number. The number of shares constituting the Series A-1 Preferred Stock shall be Two Hundred Fifty Four Thousand (254,000) shares. The number of shares constituting the Series A-2 Preferred Stock shall be One Hundred Thousand (100,000) shares. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock set forth below are subject to the issuance of any subsequent series of preferred stock. The Board of Directors is also authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                 3.       Dividend Provisions.

                          (A) Subject to the rights of series of Preferred Stock
which may from time to time come into existence, the holders of the Series A-1 Preferred Stock shall be entitled to receive dividends at the rate of .0175 shares of Series A-2 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) per share per quarter. Such dividends shall be cumulative.

                          (B) No dividends shall be paid on any Common Stock of
the Corporation during any fiscal year of the Corporation unless a dividend (in addition to the amount of any dividends paid pursuant to the above provision of this Section 3) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

                          (C) In the event the Corporation shall declare a
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness (after obtaining the vote required pursuant to Section 7), then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                 4.       Liquidation Preference.

                          (A) In the event of any liquidation, dissolution,
change of control or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $25.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                          (B) After payment to the holders of the Series A
Preferred Stock of the amounts set forth in Sections 4(A) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock.

                          (C) For purposes of this Section 4, (i) any
acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, shall be treated as a liquidation, dissolution, change of control or winding up of the Corporation within the meaning

                                      2.

of this Section 4; provided that, if such transaction or series of transactions results in the holders of the Series A Preferred Stock receiving securities upon conversion which may then be resold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), then such transaction or series of transactions shall not be as a liquidation, dissolution, change of control or winding up of the Corporation within the meaning of this Section 4.

                          (D) Whenever the distribution provided for in this
Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:

                              (i) Securities not subject to investment letter or
other similar restrictions on free marketability:

                                  (A) If traded on a securities exchange, the
        value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                  (B) If actively traded over-the-counter, the
        value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three
        (3) days prior to the closing; and

                                  (C) If there is no active public market, the
        value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                           (ii) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                 5.       Redemption.

                          (A) Subject to the rights of series of Preferred Stock
which may from time to time come into existence, on or at any time after June 27, 1998, the Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying therefor a sum equal to $25.00 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Series A Redemption Price"). The Series A Redemption Price shall be payable at the option of the Corporation (i) in cash or (ii) in Common Stock, provided that the liquidation preference must be paid in cash unless the holders of Series A Preferred Stock may resell the Common Stock into which the Series A Preferred Stock is convertible immediately upon issuance and thereafter pursuant to an effective registration statement under the 1933 Act until June 27, 1998, and thereafter pursuant to Rule 144(k). Any redemption effected pursuant to this subsection (5)(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.

                          (B) On June 27, 2000, the Corporation shall redeem all
of the shares of Series A Preferred Stock that have not previously been converted, redeemed or repurchased, by paying therefor a sum equal to the Series A Redemption Price. The Series A Redemption Price shall be payable at the option of the Corporation (i) in cash or (ii) in Common Stock.


                                       3.
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                          (C) As used herein and in subsection (5)(d) and (e)
below, the term "Redemption Date" shall refer to each of "Series A Redemption Date" and the term "Redemption Price" shall refer to each of "Series A Redemption Price." Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (5)(d) on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable in cash or Common Stock, at the election of the Company, to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Shares of Series A Preferred Stock called for Redemption under this Section 5 shall be convertible into Common Stock up to and including, but not after, the close of business on the Redemption Date.

                          (D) From and after the Redemption Date, unless there
shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                 6. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          (A) Right to Convert. Each share of Series A Preferred
Stock shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $25.00 by the Conversion Price for the Series A-1 Preferred Stock and Series A-2 Preferred Stock in effect at the time of the conversion (determined as hereinafter provided). The Conversion Price for the Series A-1 Preferred Stock and Series A-2 Preferred Stock shall initially be $4.00 (the "Initial Conversion Price"). Such Initial Conversion Price shall be adjusted as hereinafter provided.

                          (B) Automatic Conversion. Each share of Series A
Preferred Stock shall automatically be converted into shares of Common Stock at the option of the Corporation, in whole or in part, at any time on or after December 27, 1997 at the Conversion Price then in effect for such share of Series A Preferred Stock provided that:

                                       (i) the Corporation's Common Stock has
closed on the Nasdaq National Market for 40 trading days out of the 60 consecutive trading days ending on December 27, 1997 in excess of X, where X is the product of (A) two (2) multiplied by (B) the Conversion Price then in effect; and


                                       4.

                                       (ii) the Common Stock into which the
Series A Preferred Stock is convertible may be resold by the holders immediately upon conversion and thereafter pursuant to an effective registration statement under the 1933 Act until June 27, 1998, and thereafter pursuant to Rule 144(k).

                          (C) Mechanics of Conversion. Before any holder of
Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                          (D) Adjustments to Conversion Price. The Conversion
Price for the Series A-1 Preferred Stock is subject to the following adjustments:

                              (i) On July 27, 1996 (the "Conversion Price Reset
Date"), the Initial Conversion Price of the Series A-1 Preferred Stock shall be adjusted to a Conversion Price which shall be the lesser of (i) the Initial Conversion Price and (ii) the average closing price of the Corporation's Common Stock during the period beginning twenty (20) trading days prior to the Conversion Price Reset Date and ending on the Conversion Price Reset Date (the "Measurement Period"), as reported on the Nasdaq National Market; provided, however, that the Conversion Price for the Series A-1 Preferred Stock shall in no event be reset to an amount less than $2.00, and provided, further, that the Initial Conversion Price shall not be reset with respect to any shares of Series A Preferred Stock that have been converted, redeemed or repurchased prior to the Conversion Price Reset Date.

                              (ii) If after the Conversion Price Reset Date the
Corporation (i) fails to make a material filing under the Securities Act of 1934 (the "1934 Act") on a timely basis or (ii) receives a qualified audit opinion, then the Conversion Price then in effect for the Series A-1 Preferred Stock shall be reduced by ten percent (10%); provided that there shall be no more than one (1) such adjustment to the Conversion Price pursuant to this Section 6(D)(ii).

                          (E) Adjustments to Conversion Prices for Stock
Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the purchase date of the Series A Preferred shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the

                                       5.

Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                          (F) Adjustments for Reclassification and
Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(E) above or a merger or other reorganization referred to in Section 4(C) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                          (G) Rights Offerings. In the event the Corporation
shall grant any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the Conversion Price of the Series A Preferred under either Section 6(E) or
Section 6(F) above, then the Company shall distribute such rights or options to the holders of Series A Preferred as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series A Preferred held by each holder could be then be converted.

                          (H) No Impairment. The Corporation will not, by
amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                          (I) No Fractional Shares and Certificate as to
Adjustments.

                              (i) No fractional shares shall be issued upon
conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                              (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

                                       6.

                          (J) Notices of Record Date. In the event of any taking
by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                          (K) Reservation of Stock Issuable Upon Conversion. The
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                          (L) Notices. Any notice required by the provisions of
this Section 6 to be given to the holders of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                 7.       Voting Rights.

                          (A) Each holder of shares of Series A Preferred Stock
shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible into shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

                          (B) In the event the Corporation's cash, cash
equivalents and marketable securities, as determined in accordance with generally accepted accounting principles, shall at any time be less than $5 million, the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a class, shall be entitled to immediately remove a majority of the Board of Directors and select and have appointed directors to fill such vacancies.

                          (C) In the case of a vacancy in the office of the
directors elected by the holders of the Series A Preferred Stock as provided in
Section 7(B), the holders of Series A Preferred may by affirmative vote of a majority thereof elect successors to hold office for the unexpired term of the directors whose place shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series A Preferred Stock.


                                       7.

                 8. Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                              (i) sell, convey, or otherwise dispose of or
encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

                              (ii) sell, license or otherwise dispose of all or
a substantial portion of the Corporation's assets (including intellectual property assets);

                              (iii) incur any indebtedness for borrowed money
other than indebtedness that has recourse only to real estate and tangible personal property of the Corporation;

                              (iv) adopt, alter, amend or repeal any provisions
of the Corporation's charter or bylaws, or file any certificate of determination of preferences in a manner which affects the holders of the Preferred Stock adversely;

                              (v) authorize or increase, whether by
reclassification or otherwise, the authorized amount of any class of shares or series of equity securities of the Corporation ranking in a parity with or senior to Series A Preferred Stock in right of redemption, liquidation preference, voting, dividends or otherwise; and

                              (vi) take any action that results in the
redemption, repurchase, payment of dividends or other distributions with respect to the Common Stock.

                 9. Status of Converted or Redeemed Stock. In the event any Series A Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                               *        *         *

                 RESOLVED FURTHER, that the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of the Corporation are each authorized to execute, verify, and file a Certificate of Determination of Preferences in accordance with Delaware law.


                                       8.

                 IN WITNESS WHEREOF, the undersigned have executed this certificate on June ___, 1995.


                               ________________________________________________
                               David W. Carter
                               Chairman, President, and Chief Executive Officer




                               ________________________________________________
                               Mark N.K. Bagnall, Secretary


                 The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Determination of Preferences and know the contents thereof, and that the statements therein are true.


                 Executed at Alameda, California, on June ___, 1995.


                               _________________________________________________
                               David W. Carter,
                               Chairman, President, and Chief Executive Officer




                               _________________________________________________
                               Mark N.K. Bagnall, Secretary


                                       9.